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                                                                   Exhibit 10.13


                          AUGUST TECHNOLOGY CORPORATION

                AMENDED 1998 BOARD OF DIRECTOR COMPENSATION PLAN

                      ARTICLE 1. ESTABLISHMENT AND PURPOSE

a. Establishment. August Technology Corporation (the "Company") hereby establishes a plan providing for the compensation of certain eligible directors of the Company and its subsidiaries. This plan shall be known as the 1998 Board Compensation Plan (the "Board Compensation Plan").

b. Purpose. The purpose of this Board Compensation Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as directors, by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its long-term economic objectives.

                             ARTICLE 2. DEFINITIONS

      The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

a. "Board" means the Board of Directors of the Company.

b. "Code" means the Internal Revenue Code of 1986, as amended.

c. "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 below.

d. "Eligible Persons" means individuals who are Non-Employee Directors of the Company.

e. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

f. "Incentive Stock Option" means a right to purchase Common Stock granted to an Optionee pursuant to the Company's 1997 Stock Option Plan that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

g. "Non-Employee Director" means any member of the Board who is not an employee of the Company or any Subsidiary.

h. "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Optionee pursuant to the Company's 1997 Stock Option Plan that does not qualify as an Incentive Stock Option.

i. "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.
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j. "Optionee" means an Eligible Person who receives one or more Incentive Stock
Options or Non-Statutory Stock Options under the Company's 1997 Stock Option
Plan.

k. "Person" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company.

l. "Securities Act" means the Securities Act of 1933, as amended.

m. "Subsidiary" means any corporation that is a subsidiary corporation of the Company (within the meaning of Section 424(f) of the Code).

                            ARTICLE 3. ADMINISTRATION

      The Plan shall be administered by the Board or by a Committee of the Board consisting of not less than three persons; provided, however, that from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act Plan shall be administered by the Board, majority of whom acting on any matter under the Plan shall be "disinterested persons" as defined by Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission, as amended ("Rule 16b-3") or by a Committee consisting solely of not less than three members of the Board who are "disinterested persons" within the meaning of Rule 16b-3. Members of a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of its members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent thereto is given. Copies of minutes of the Committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer either to the Board or to such a Committee, if established. From and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, no member of the Committee shall be eligible, or shall have been eligible at any time within the lesser of one year or the period since the Company first registered a class of its equity securities under Section 12 of the Exchange Act, to receive an Incentive Stock Option or a Non-Statutory Stock Option under the Plan.

      In accordance with the provisions of the Plan, the Committee shall select the Optionees from Eligible Persons; shall determine the number of shares of Common Stock to be subject to Options granted pursuant to the Plan, the time at which such Options are granted, the Option exercise price, Option period and the manner in which each such Option vests or becomes exercisable; and shall fix such other provisions of such Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees under Options granted pursuant to the Plan. The Committee
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shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. With the consent of the Optionee affected thereby, the Committee may amend or modify the terms of any outstanding Incentive Stock Option or Non-Statutory Stock Option, to the extent not previously exercised, and the Committee may authorize the grant of new Options in substitution therefore to the extent not previously exercised.

      Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company and its Subsidiaries, and the Optionees and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

            ARTICLE 4. EFFECTIVE DATE OF THE BOARD COMPENSATION PLAN

a. Effective Date. The Board Compensation Plan is effective as of October 14, 1998, the effective date it was adopted by the Board, and the amendments hereto are effective as January 1, 2002 based upon approval at the December 14, 2001 Board meeting. Options may be granted under the Plan prior to shareholder approval if made subject to shareholder approval.

b. Priority of the Board Compensation Plan. The Board Compensation Plan hereby supersedes and replaces any prior compensation plan applicable to any Board member in his or her capacity as a Board member.

               ARTICLE 5. AWARDS UNDER THE BOARD COMPENSATION PLAN

      Compensation awards to members of the Company's Board of Directors shall be as stated on Schedule 1 attached hereto as may be amended and/or supplemented from time to time. Any Incentive Stock Options or Non-Statutory Stock Options awarded pursuant to this Board Compensation Plan shall be governed by the terms of the Company's 1997 Stock Option Plan and any Option agreement issued in accordance therewith.

                            ARTICLE 6. MISCELLANEOUS

      a. Governing Law. The Board Compensation Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.
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      b. Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender in the Plan shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

      c. Construction. Wherever possible, each provision of this Board Compensation Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Board Compensation Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Board Compensation Plan.

      d. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Board Compensation Plan.

      e. Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Board Compensation Plan, any agreement evidencing an Award and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.
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                                   SCHEDULE 1

                            Board Compensation Awards

1.    External Board members

      a.    Stock Options:

            i.    At appointment = 15,000 one time grant

                  1. Exercise price = market price on grant date determined as five business days prior to the Board meeting at which the Director is elected

                  2. Vesting = 33.3% immediate, 33.3% in one year, and 33.3% in two years

                  3.    Life = 7 year

            ii.   Per meeting or annual basis = 5,000/year served

                  1. Exercise price = market price on the fifth business day of calendar year following the year of service

                  2.    Vesting = 100% immediate

                  3.    Life = 7 year

      b.    Cash:

            i.    At appointment = $0

            ii.   Per meeting or annual basis = see below

                  1.    $500/month for guidance, telephone calls, etc.

                  2. $500/meeting for regularly scheduled Board meeting attendance

                  3.    $0 for committee meeting attendance

                  4.    $0 for any special meeting attendance

            iii.  Cash payout for meetings and guidance is quarterly

            iv.   Cash payout may be taken as either

                  1.    100% cash due within 30 days of the close of a quarter

                  2.    50% cash and 50% stock options

                          a.    stock option portion

                              i.   The 50% stock option portion shall be
                                   calculated as follows: 50% of the cash payout due is multiplied by 2x, and then divided by the grant price to determine the number of options where the grant price is determined as market price on the grant date using the standard protocol of fifth business day of the month following the quarter of service.

                              ii.  Vesting = 100% immediate

                              iii. Life = 7 year

                          b. cash portion - cash due within 30 days of the close of a quarter

                  3.    100% stock options

                          a.    The 100% stock option portion shall be
                                calculated as follows: 100% of the cash payout due is multiplied by 2x, and then divided by the
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                        grant price to determine the number of options where the
                        grant price is determined as the market price on the grant date using the standard protocol of fifth business day of the month following the quarter of service.

                  b.    Vesting = 100% immediate

                  c.    Life = 7 year

            v. An election as to 100% cash, 50% cash and 50% stock options, or 100% stock options must be made prior to the calendar year in which the awards will be made for time served; and a failure to receive such election results in a default to 100% cash award.

      c.    Perquisites:

            i.    Director's Liability Insurance = Yes (paid by August
                  Technology)

            ii.   Life Insurance - No

            iii.  Other - No

      d.    Expense Reimbursement:

            i.    Reasonable "out of pocket" expenses - yes

            ii.   Travel - yes if necessary

2.    Internal Board members

      a.    Stock Options:

            i.    At appointment = none for directorship

            ii.   Per meeting or annual basis = none for directorship

      b.    Cash:

            i.    At appointment = $0 for directorship

            ii.   Per meeting or annual basis = $0 for directorship

      c.    Perquisites:

            i.    Director's Liability Insurance = Yes (paid by August
                  Technology)

            ii.   Life Insurance - none under directorship

            iii.  Other - none under directorship

      d.    Expense Reimbursement:

            i.    Reasonable "out of pocket" expenses - yes

            ii.   Travel - yes if necessary